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                                                                   Exhibit 10.15


                              CONSULTING AGREEMENT



Effective January 1, 1999, THE DEWOLFE COMPANIES, INC., a Massachusetts corporation (the "Company") and A. CLINTON ALLEN (the "Consultant"), hereby agree as follows:

1. ENGAGEMENT OF THE CONSULTANT: TERM The Company hereby retains the Consultant for the period beginning January 1, 1999 and ending December 31, 1999 to act as a consultant to the Company as hereinafter provided. The term of this Agreement shall be automatically extended for additional one (1) year terms effective upon the expiration of the original one (1) year term and each extended term unless either the Company or the Consultant shall give written notice to the other thirty (30) days prior to the expiration of the then current term of its desire to terminate this Agreement as of the end of such then current term. In the event that The DeWolfe Companies, Inc. are acquired by an outside entity during the term of this agreement and the Consultant is not retained by the successor company, then the remaining term and any extension will be deemed fulfilled and payment for same shall be due and payable.

2. SERVICES The Consultant agrees to act as a consultant to the Company with respect to the management of the Company's business. The Consultant's duties will include advising the Company's management with respect to strategic planning in all areas of the Company's business including marketing, acquisitions, operations, finance and investor relations.

3. COMPENSATION In consideration for the consulting services to be rendered by the Consultant to the Company hereunder, the Company shall pay to the Consultant $8,500 per month payable on the first day of each month beginning January 1, 1999 throughout the term hereof.

4. EXPENSES The Consultant shall be entitled to reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder.

5. AVAILABILITY The Consultant agrees to be available during the period of this Agreement, upon reasonable notice, for consultation and advice at the request of the Company from time to time. Any failure of the Company to request such services shall not terminate this Agreement or alter, change or diminish the obligations of the Company to the Consultant hereunder.

6. CONFIDENTIALITY The Consultant acknowledges that in providing its services hereunder the Consultant will become privy to information some of which may be confidential and proprietary information of the Company. The Consultant agrees that it shall hold all such confidential and proprietary information of the Company in its possession in confidence and as proprietary to the benefit of the Company. The Consultant shall take such steps as it deems appropriate in order to protect the confidentiality of such information.


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7. INDEPENDENT CONTRACTOR The Consultant is an independent contractor of the
Company and is not entitled to any benefits, privileges or reimbursement given or extended by the Company to its employees.

8. ASSIGNABILITY This Agreement shall not be assignable by either party without the prior consent of the other.

9. NOTICE Any notice hereunder shall be deemed given two (2) days after it has been mailed by registered or certificated mail, postage prepaid, as follows:

         To Consultant:    Mr. A. Clinton Allen
                           A. C. Allen & Company, Inc.
                           1280 Massachusetts Ave, Suite 200
                           Cambridge, MA   02138

         To the Company:   Richard B. DeWolfe
                           Chairman and CEO
                           The DeWolfe Companies, Inc.
                           80 Hayden Avenue
                           Lexington, MA   02421

Except that either party may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of the Section.

10. AMENDMENTS All amendments to this Agreement must be set forth in writing and signed by the parties.

11. GOVERNING LAW This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts as of the date first above written

                                       By:
                                          -------------------------------------
                                          RICHARD B. DEWOLFE


                                          -------------------------------------
                                          A. CLINTON ALLEN